                                                                   EXHIBIT 99.3

                                 GOTO.COM, INC.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

                                    OVERVIEW


     On May 3, 2000, GoTo.com, Inc. (GoTo) acquired AuctionRover.com, Inc. (AuctionRover), an online resource for auctions. Pursuant to the Agreement and Plan of Reorganization, GoTo acquired all of the outstanding shares of capital stock and assumed all outstanding options to acquire shares of capital stock of AuctionRover for 3,470,588 shares of GoTo common stock, including 521,408 shares to be issued upon the exercise of options assumed by GoTo. The acquisition will be accounted for as a purchase. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values as determined by GoTo at the date of the acquisition. The excess of the acquisition cost over the fair value of the net tangible assets will be allocated to any identified intangible assets, with the remaining balance allocated to goodwill. Goodwill is expected to be amortized on a straight-line basis over three years. The purchase price was valued at approximately $174.2 million, which consisted of GoTo Common Stock of $173.7 million valued at the closing price of GoTo Common Stock on the date the exchange ratio was set (March 8, 2000), net of expected proceeds from the exercise of stock options assumed by GoTo and including acquisition costs of approximately $500,000 for legal and accounting services. The purchase price was determined by arms-length negotiations between the parties. Timothy Draper, a director of GoTo, is affiliate with certain entities, which are principal shareholders of AuctionRover. GoTo intends to continue to operate AuctionRover's business.

     On January 31, 2000, GoTo acquired Cadabra Inc. (Cadabra), an online comparison shopping engine. Pursuant to the Agreement and Plan of Reorganization, GoTo acquired all of the outstanding shares of capital stock and assumed all outstanding options to acquire shares of capital stock of Cadabra, for $8 million in cash and 3,283,672 shares of GoTo common stock, including 214,833 shares to be issued upon exercise of options assumed by GoTo. The acquisition was accounted for as a purchase. The total purchase price of the acquisition was approximately $263.1 million and consisted of cash of $8 million; GoTo common stock of $252.5 million valued at the closing price of GoTo's common stock on the date the acquisition exchange ratio was set, net of expected proceeds from the exercise of Cadabra stock options assumed by GoTo; and acquisition costs of $2.6 million, primarily for investment banking, legal and accounting services. On March 16, 2000 GoTo filed a Form 8-K/A, which amended the Current Report on Form 8-K filed on February 3, 2000 to include required information under Item 7, Financial Statements and Exhibits related to GoTo's acquisition of Cadabra.

     The following unaudited pro forma condensed combined balance sheet as of December 31, 1999 give effect to the acquisitions of AuctionRover and Cadabra as if they had occurred on December 31, 1999 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 give effect to the acquisitions of AuctionRover and Cadabra as if they had occurred as of January 1, 1999.

     The unaudited pro forma condensed combined information is for illustrative purposes only and reflect certain estimates and assumptions regarding the transactions as described in the notes to unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is based on the historical financial statements of GoTo, AuctionRover and Cadabra and should be read in conjunction with those financial statements and related notes. The unaudited pro forma condensed combined balance sheet and statement of operations are not necessarily indicative of the financial position and operating results that would have been achieved had the transactions been in effect as of the beginning of the period presented and should not be construed as being representative of future financial position or operating results.

                                 GOTO.COM, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                                                             (CADABRA PRO FORMA ADJUSTMENTS AS
                                                                                             PREVIOUSLY FILED ON FORM 8-K/A ON
                                                                                                      MARCH 16, 2000)
                                                                                             ----------------------------------
                                                                   AUCTIONROVER                          CADABRA
                                                                     PRO FORMA    PRO FORMA             PRO FORMA     PRO FORMA
                                             GOTO    AUCTIONROVER   ADJUSTMENTS   BALANCES   CADABRA    ADJUSTMENTS    COMBINED
                                           --------  ------------   ------------  ---------  -------    -----------   ---------

ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..............   $11,914  $   1,653     $      --       $  13,567  $  5,018  $      --       $  18,585
  Short-term investments.................    93,409         --            --          93,409        --     (8,000)(f)      85,409
  Accounts receivable, net...............     2,927         --            --           2,927        52         --           2,979
  Prepaid expenses and other.............       851         47            --             898       110        (88)(g)         920
  Prepaid marketing expenses.............     2,034         --            --           2,034        --         --           2,034
                                           --------  ---------     ---------       ---------  --------  ---------       ---------
Total current assets.....................   111,135      1,700            --         112,835     5,180     (8,088)        109,927
Property and equipment:
  Furniture and fixtures.................     1,923         89            --           2,012       130         --           2,142
  Computer hardware......................     9,036        682            --           9,718       380         --          10,098
  Computer software......................     4,234          8            --           4,242        95         --           4,337
                                           --------  ---------     ---------       ---------  --------  ---------       ---------
                                             15,193        779            --          15,972       605         --          16,577
  Accumulated depreciation and amortization  (2,490)       (40)           --          (2,530)     (162)        --          (2,692)
                                           --------  ---------     ---------       ---------  --------  ---------       ---------
                                             12,703        739            --          13,442       443         --          13,885
  Goodwill...............................        --         --       171,799 (a)     171,799        --    244,501 (f)     416,300
  Intangible assets, net.................        --         --            --             --         --      6,035 (f)       6,035
  Long-term investments..................     4,932         --            --           4,932        --         --           4,932
  Other assets...........................       742        217            --             959       101       (721)(h)         339
                                                ---  ---------     ---------       ---------  --------  ---------       ---------
Total assets.............................  $129,512  $   2,656     $ 171,799       $ 303,967  $  5,724  $ 241,727       $ 551,418
                                           ========  =========     =========       =========  ========  =========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.......................   $10,465  $     122     $      --       $  10,587  $    517  $      --       $  11,104
  Accrued expenses.......................     2,562        114           500 (b)       3,176       193      1,879 (h)       5,248
  Deferred revenue.......................     2,058         --            --           2,058        --        (88)(g)       1,970
  Current portion of debt................       131         --            --             131        --         --             131
  Current portion of capital lease
    obligations .........................       754         22            --             776        --         --             776
                                          ---------  ---------     ---------       ---------  --------  ---------       ---------
Total current liabilities................    15,970        258           500          16,728       710      1,791          19,229
Long-term capital lease obligations......       768         40            --             808        --         --             808
Convertible redeemable preferred stock...        --         --            --              --     7,704     (7,704)(i)          --
STOCKHOLDERS' EQUITY:
  Convertible preferred stock............        --      2,380        (2,380)(c)          --     1,498     (1,498)(i)          --
  Common stock...........................         5      1,712        (1,712)(c)           5    15,500    (15,500)(i)           5
  Additional paid-in capital on common
    stock ...............................   158,799         --       173,657 (a)     332,456        --         --         584,956
                                                 --         --            --                        --    252,500 (f)
  Warrants on common stock...............        --        753          (753)(c)         --         --         --             --
  Deferred compensation, net.............    (2,584)      (926)          926 (c)      (2,584)  (11,446)    11,446 (i)      (2,584)
  Accumulated deficit....................   (43,405)    (1,561)        1,561 (c)     (43,405)   (8,242)     8,242 (i)     (50,955)
                                                                          --              --               (7,550)(f)          --
  Unrealized losses on short-term and
    long-term investments................       (41)        --            --             (41)       --         --             (41)
                                           --------  ---------     ---------       ---------  --------  ---------       ---------
Total stockholders' equity...............   112,774      2,358       171,299         286,431    (2,690)   247,640         531,381
                                           --------  ---------     ---------       ---------  --------  ---------       ---------
Total liabilities and stockholders'
  equity ................................ $ 129,512  $   2,656     $ 171,799       $ 303,967  $  5,724  $ 241,727       $ 551,418
                                          =========  =========     =========       =========  ========  =========       =========


See accompanying notes.

                                 GOTO.COM, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                            (CADABRA PRO FORMA ADJUSTMENTS AS
                                                                                             PREVIOUSLY FILED ON FORM 8-K/A ON
                                                                                                     MARCH 16, 2000)
                                                                                              ---------------------------------
                                                                    AUCTIONROVER                          CADABRA
                                                                     PRO FORMA    PRO FORMA              PRO FORMA     PRO FORMA
                                            GOTO     AUCTIONROVER   ADJUSTMENTS    BALANCES   CADABRA   ADJUSTMENTS     COMBINED
                                          --------   ------------   ------------  ----------  --------  ------------  -----------

Revenue................................... $26,809   $     --       $      --     $   26,809  $     48  $    (112)(j) $   26,745
Cost of revenue...........................   6,213         --              --          6,213       108         --          6,321
                                          --------   --------       ---------     ----------  --------  ---------     ----------
  Gross profit............................  20,596         --              --         20,596       (60)      (112)        20,424
  Operating expenses:
     Marketing, sales and services........  34,459        701              --         35,160       499       (112)(j)     35,547
     General and administrative...........  12,467        292              --         12,759     1,224         --         13,983
     Product development..................   3,689        525              --          4,214     2,078         --          6,292
     Amortization of goodwill.............      --         --          57,266 (d)     57,266        --     81,500 (k)    138,766
     Amortization of intangible assets....      --         --              --            --         --      2,012 (l)      2,012
     Amortization of deferred compensation   3,585         76              --          3,661     3,420         --          7,081
                                          --------   --------       ---------     ----------  --------  ---------     ----------
                                            54,200      1,594          57,266        113,060     7,221     83,400        203,681
                                          --------   --------       ---------     ----------  --------  ---------     ----------
Loss from Operations.....................  (33,604)    (1,594)        (57,266)       (92,464)   (7,281)   (83,512)      (183,257)
Other income:
  Government grant.......................       --         --              --            --        580         --            580
  Interest income........................    3,777         33              --          3,810       202       (440)(m)      3,572
  Other income...........................      566         --              --            566        --         --            566
                                          --------   --------       ---------     ----------  --------  ---------     ----------
Other income.............................    4,343         33              --          4,376       782       (440)         4,718
Net loss before tax......................  (29,261)    (1,561)        (57,266)       (88,088)   (6,499)   (83,952)      (178,539)
Loss before provision for income taxes...        1         --              --              1         1         --              2
                                                 -   --------       ---------     ----------  --------  ---------     ----------
Net loss................................  $(29,262)  $ (1,561)      $ (57,266)    $  (88,089) $ (6,500) $ (83,952)    $ (178,541)
                                          ========   ========       =========     ==========  ========  =========     ==========

Pro forma net loss per share............. $  (0.77)                               $    (2.21)                         $    (4.24)
Historical basic and diluted net loss
  per share ............................. $  (1.04)                               $    (2.94)                         $    (5.55)
Weighted average shares used to compute
  pro forma net loss per share...........   38,219                      1,707 (e)     39,926                2,230 (n)     42,156
Weighted average shares used to compute
  historical basic and diluted net loss
  per share ..............................  28,207                      1,707 (e)     29,914                2,230 (n)     32,144


See accompanying notes.

                                 GOTO.COM, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

     Pro forma adjustments giving effect to the acquisition of AuctionRover in the unaudited pro forma condensed combined balance sheet as of December 31, 1999, reflect the following:

          (a) Preliminary allocation of purchase consideration to the fair value of net tangible assets as illustrated below (in thousands):

          Estimated acquisition cost:
            Stock issued....................................     $ 173,657
            Acquisition expenses............................           500
                                                                 ---------
          Total estimated acquisition cost..................     $ 174,157
                                                                 =========
          Purchase price allocation:
            Fair value of net tangible assets...............     $   2,358
            Excess of the acquisition cost over the fair value
              of the net tangible assets (Goodwill).........       171,799
                                                                 ---------
            Total purchase price allocation.................     $ 174,157
                                                                 =========

          For purposes of the unaudited pro forma condensed combined financial information above, amounts allocated to goodwill are based on the estimated fair value of assets acquired and liabilities as of December 31, 1999. The allocation of the purchase price is preliminary due to the recent timing of the acquisition and is subject to more detailed analysis of intangible assets which is expected to be performed during the second quarter of 2000.

          (b) Accrual of estimated acquisition costs of $500,000.

          (c) Elimination of AuctionRover's stockholders' equity, including convertible preferred stock and deferred compensation.

     Pro forma adjustments giving effect to the acquisition of AuctionRover in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999, reflect the following:

          (d) Amortization of the excess of acquisition cost over the fair value of net tangible assets acquired from the AuctionRover acquisition on a straight-line basis over three years.

          (e) Increase to the denominator in the loss per share calculation is based on approximately 1,707,414 shares of GoTo common stock as calculated below. The effect of outstanding stock options and restricted stock are excluded from the calculation of pro forma net loss per share and historical basic and diluted net loss per share as their inclusion would be antidilutive.

          Total GoTo common stock..................... 3,470,588
          Unissued shares related to options..........  (521,408)
          Restricted GoTo common stock................(1,241,766)
                                                      -----------
                                                       1,707,414
                                                      ===========

     Pro forma adjustments giving effect to the acquisition of Cadabra in the unaudited pro forma condensed combined balance sheet as of December 31, 1999, reflect the following:

          (f) Allocation of purchase consideration to the fair value of net tangible assets, identified intangible assets, and in-process research and development acquired as illustrated below (in thousands):

          Estimated acquisition cost:
            Short-term investments..........................  $   8,000
            Stock issued....................................    252,500
            Acquisition expenses............................      2,600
                                                              ---------
            Total estimated acquisition cost................  $ 263,100
                                                              =========
          Purchase price allocation:
            Fair value of net tangible assets...............  $   5,014
            In-process research and development.............      7,550
            Identified intangible assets....................      6,035
            Goodwill........................................    244,501
                                                              ---------
             Total purchase price allocation.................  $263,100
                                                              =========

     The projects identified as in-process research and development are those that are currently underway, that will require additional effort to establish technological feasibility and have no alternative future use. The projects are expected to add features that will enhance the functionality of the service. To determine the value of in-process research and development, the expected future cash flows, including costs to reach technological feasibility, were discounted, taking into account risks related to the characteristics and applications of the technology, existing and future markets, and assessments of the life cycle stage of the technology. GoTo obtained an independent expert's appraisal to derive the purchase price allocation. The resulting valuation of $7.6 million will be expensed immediately following the acquisition. The effect of the write-off of in-process research and development is reflected in the unaudited pro forma condensed combined balance sheet as an increase to accumulated deficit; however, the unaudited pro forma condensed combined statement of operations does not reflect this charge.

     Identified intangible assets consist of developed technology of $5.5 million and assembled workforce of $585,000. To determine the value of developed technology, the expected future cash flows attributable to existing technology were discounted, taking into account risks related to the characteristics and applications of the technology, existing and future markets, and assessments of the life cycle stage of the technology. The value of the assembled work force was derived by estimating the costs to replace the existing employees, including recruiting and hiring costs and training costs for each category of employee. GoTo obtained an independent expert's appraisal to derive the purchase price allocation. Identified intangible assets will be amortized on a straight-line basis over three years.

     For purposes of the unaudited pro forma condensed combined financial information above, amounts allocated to goodwill are based on the estimated fair value of assets acquired and liabilities as of December 31, 1999. The estimated fair value of the net tangible assets as of the acquisition closing date of January 31, 2000, was $4.4 million, which resulted in an allocation of goodwill in an amount of $245.1 million. Goodwill will be amortized on a straight-line basis over a period of three years.

          (g) Elimination of intercompany prepaid expenses and deferred revenue.

          (h) Accrual and reclassification of estimated acquisition costs of $2.6 million.

          (i) Elimination of Cadabra's stockholders' equity, including convertible redeemable preferred stock, convertible preferred stock and deferred compensation.

     Pro forma adjustments giving effect to the acquisition of Cadabra in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999, reflect the following:

          (j) Elimination of intercompany revenue and expense.

          (k) Amortization of goodwill from the Cadabra acquisition on a straight-line basis over three years.

          (l) Amortization of identified intangible assets from the Cadabra acquisition on a straight-line basis over three years.

          (m) Imputed decrease in interest income resulting from pro forma decrease in short-term investments that would have resulted from the $8 million acquisition payment calculated at GoTo's average rate of return on short-term investments for the year.

          (n) Increase to the denominator in the loss per share calculation is based on approximately 2,229,802 shares of GoTo common stock as calculated below. The effect of outstanding stock options and restricted stock are excluded from the calculation of pro forma net loss per share and historical basic and diluted net loss per share as their inclusion would be antidilutive.

                                                             SHARES
                                                           ----------
          Total GoTo common stock..........................3,283,672
          Unissued shares related to options............... (214,833)
          Restricted GoTo common stock..................... (839,037)
                                                           ---------
                                                           2,229,802
                                                           =========